UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/03/2011

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Senior Vice President and Chief Financial Officer

On June 9, 2011, the registrants publicly announced the election of Jay A. Epstein (age 41) to serve as senior vice president and chief financial officer of NewPage Corporation, NewPage Holding Corporation and NewPage Group Inc., effective on his first date of employment, which is expected to be July 5, 2011. Mr. Epstein previously served as vice president finance, treasurer and secretary of White Birch Paper Company, Brant Industries Inc., Brant Paper, Inc. and their affiliates, since December 2005. In addition, since March 2008, Mr. Epstein has been vice president finance, secretary and treasurer and a director of SP Newsprint Company and its affiliates. Since March 2010, he has also been chief financial officer of SP Recycling Corp., a wholly owned subsidiary of SP Newsprint Company.

Mr. Epstein will receive an annual base salary of $400,000 and will be eligible for an annual incentive payment targeted at 65% of his base salary. Mr. Epstein will receive a signing bonus of $65,000 upon beginning service as an officer and will receive a long-term incentive plan performance award of $1,200,000, which will be payable if NewPage achieves annual performance goals established each year by the compensation committee during the periods ending December 31, 2012. In addition, Mr. Epstein will receive a standard relocation package, plus coverage on any loss on sale of his primary residence up to $175,000. Mr. Epstein has been awarded non-qualified stock options to purchase 100,000 shares of the common stock of our ultimate parent, NewPage Group Inc., at an exercise price of $2.00 per share. One-half of these options will vest in three equal increments at the end of each of the three years ending December 31, 2013, if Mr. Epstein remains as an employee on each vesting date. One-half of these options will vest in three equal increments at the end of each of the three years ending December 31, 2013, if Mr. Epstein remains as an employee on each vesting date and if NewPage achieves as of each vesting date annual performance goals established each year by the compensation committee.

The Company and Mr. Epstein have executed a formal employment agreement, a non-qualified stock option agreement and a long-term incentive award agreement, each dated June 3, 2011. These agreements entitle Mr. Epstein to receive certain termination benefits in the case of separation or a change in control of the Company and are similar to the employment agreements, non-qualified stock option agreements and long-term incentive award agreements that we have in place with other executive officers.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

                99.1        News Release dated June 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: June 09, 2011	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Secretary

NewPage Corporation

Date: June 09, 2011	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	News Relase